Exhibit 99.4

TERMS OF RESTRICTED STOCK UNIT (“RSU”) GRANT

PURSUANT TO THE

ILLINOIS TOOL WORKS INC. 2015 LONG-TERM INCENTIVE PLAN (THE “PLAN”)

(a)

Except as otherwise provided in this RSU agreement or the Plan, no portion of the RSU will vest prior to three years from [GRANT DATE] (the “Grant Date”). On [VESTING DATE] (the “Vesting Date”), 100% of the RSUs will become vested. Upon vesting, you will receive one Share for each vested RSU, payable as soon as practicable (not more than 60 days) after the Vesting Date.

(b)

The Company shall credit to a bookkeeping account maintained on your behalf an amount equal to any cash dividends you would have received, if the Shares subject to the RSU between the Grant Date and the Vesting Date had been issued and outstanding. The amount credited to the bookkeeping account shall be credited as additional RSUs which shall be paid to you upon vesting of the RSU. Except as provided herein, you shall have no voting, dividend or subscription rights except with respect to the Shares which have been issued to you following the vesting of your RSUs. Your rights under this RSU agreement may not be assigned or transferred other than as permitted by the Plan.

(c)

If, prior to the Vesting Date, your employment with the Company and its Subsidiaries and Affiliates (the “Company Group”) terminates by reason of death or Disability, your RSU shall be fully vested, and you will receive one Share for each vested RSU, payable as soon as practicable (not more than 60 days) after such termination of employment, provided that payment may be delayed until six months after your termination of employment due to Disability to the extent the Company determines necessary to comply with Code Section 409A.

(d)

If you incur a Retirement prior to the Vesting Date, and your RSU was granted within a year prior to your Retirement, then 25% of your RSU shall become vested, and if your RSU was granted more than a year prior to your Retirement, then 100% of your RSU shall become vested 30 days after your Retirement date provided you have executed and delivered by that date a restrictive covenant and release of claims in such form as the Company may require, as may be requested by any member of the Company Group. You will receive one Share for each vested RSU, payable as soon as practicable (not more than 60 days) after such 30th day after your Retirement date, provided that payment may be delayed until six months after your Retirement date to the extent the Company determines necessary to comply with Code Section 409A.

(e)	If, prior to the Vesting Date, your employment terminates for any reason other than death, Disability, or Retirement, you will forfeit your RSUs.

(f)	In the event of a Change in Control, the provisions of Article 18 of the Plan shall control.

(g)

Notwithstanding the foregoing, the Committee may, in its sole discretion, deem this RSU grant, whether vested (but not yet paid) or unvested, to be immediately forfeited if you compete with the Company Group, engage in gross misconduct or conduct that is against the business interests of the Company Group, or you divulge confidential information about the Company Group to other persons. Examples of confidential information include, but are not limited to, customer and supplier lists, pricing, margins, business and marketing plans and strategy, technical know-how, formulae, processes, designs, ITW’s proprietary 80/20 Front to Back process, training and workshop manuals and guides, software and research and development.

(h)

The RSU is subject to the terms of the Plan. Any inconsistencies shall be resolved in favor of the Plan. Capitalized terms used but not otherwise defined in this RSU agreement shall have the meanings ascribed to them in the Plan. A prospectus describing the Plan has been delivered to you. The Plan itself is available upon request.

(i)

This RSU agreement and the provisions of the Plan are governed by, and subject to, the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises under this grant or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted exclusively in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, and no other courts, where this grant is made and/or to be performed.

(j)	The RSUs granted hereunder are intended to be exempt from or compliant with Code Section 409A, and shall be interpreted, construed and operated to reflect this intent.

(k)

You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer as a result of your participation in the Plan (“Tax-Related Items”) is and remains your responsibility and may exceed the amount withheld (if any) by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation paid to you by the Company, its Affiliates or Subsidiaries and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or

(iii)

withholding in Shares to be issued upon settlement of the RSU (notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items only by withholding in Shares to be issued upon settlement of the RSUs, unless such withholding method is not permissible under applicable law, in which case you may elect to satisfy the Tax-Related Items by one of the other methods identified above); or

(iv)	any other method determined by the Company.

The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax-Related Items.

(l)

The provisions of this RSU agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(m)

The RSUs are subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) the Compensation Recovery Policy of the Company or similar policy as in effect from time to time and (iv) any policies adopted by the Company to implement the foregoing requirements, all to the extent determined by the Company in its discretion to be applicable to you.

(n)

You acknowledge that you are subject to any Company policies regarding stock trading, hedging and pledging Shares or other Company equity securities to the extent applicable to you, including the Company’s Hedging/Anti-Pledging Policy as in effect from time to time. Under that Policy as currently in effect: (i) you are not permitted to purchase or sell options on the Company’s common stock or engage in short sales of the Company’s common stock; and (ii) if you are an executive officer or director, you are not permitted to (A) purchase or sell any financial instrument or otherwise engage in any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of Shares, or (B) pledge any Shares or other Company equity securities to secure the payment of any obligation or place any such securities in a margin account. For purposes of the Company’s Hedging/Anti-Pledging Policy, an “executive officer” means any officer classified by the Company as a reporting person under Section 16 of the Exchange Act.

(o)

In the event of a stock dividend, stock split, reverse stock split, Share combination, recapitalization, reclassification or similar event affecting the capital structure of the Company, appropriate adjustment will be made in the number of Shares subject to the RSU.

(p)

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(q)

The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(r)

Notwithstanding any provisions in this RSU agreement, the RSU shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. If you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendices A and B, as applicable, will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this RSU agreement.

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